Exhibit 10.3

Deed of Company Arrangement

of Westinghouse Solar Pty Limited ACN 163
078 699 (Administrators Appointed)

24 December 2014

Sydney
Level 16, 321 Kent Street, Sydney NSW 2000
PO Box Q1164, QVB Post Office, Sydney NSW 1230
t: +61 2 9373 3555 | f: +61 2 9373 3599 | DX 282 Sydney | www.sparke.com.au
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Deed of Company Arrangement

Date	24 December 2014

Parties

Company

Name	Westinghouse Solar Pty Limited (Administrators Appointed) (Company)

ACN	163 078 699

Administrators

Name	Trevor Pogroske and Said Jahani in their capacity as joint and several administrators of the Company (Administrators)

BlueNRGY

Name	BlueNRGY LLC (BlueNRGY), a limited liability company incorporated under the laws of Florida, United States of America

CBDE

Name	CBD Energy Limited (Administrators Appointed) (CBDE)

ACN	010 966 793

WFF

Name	Wind Farm Financing Pty Ltd (WFF)

ACN	165 836 760

WHSP

Name	Washington H. Soul Pattison and Company Limited (WHSP)

ACN	000 002 728

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Background

A.	On 14 November 2014, the Administrators were appointed joint and several administrators of the Company pursuant to section 436A of the Corporations Act.

B.
At a meeting of Creditors held pursuant to section 439A of the Corporations Act on 19 December 2014, the Creditors resolved pursuant to section 439C of the Corporations Act that the Company enter into a deed of company arrangement in terms substantially in the form of this Deed.

C.
The Parties have made provision in this Deed to seek Creditor approval of a variation of this Deed to allow for the creation of a trust for Creditors’ pursuant to the terms of the Trust Deed (with Creditor approval).

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Operative part

Pursuant to Part 5.3A of the Corporations Act, the Parties and all others bound by this Deed agree:

1            Definitions, interpretation, and incorporated provisions

1.1         Definitions

Unless context indicates a contrary intention, a term or expression used in this Deed starting with a capital letter:

(a)	Which is defined in the Dictionary in Schedule 1 (Dictionary), has the meaning given to it in the Dictionary; and

(b)	Which is defined in the Corporations Act, but is not defined in the Dictionary, has the meaning given to it in the Corporations Act.

1.2         Interpretation

The rules of interpretation for this Deed are set out in Schedule 1.

1.3         Incorporated provisions

(a)	Except to the extent that they are expressly or implied varied or excluded by this Deed, the prescribed provisions in Schedule 8A of the Corporations Regulations are incorporated into this Deed.

(b)	For the purposes of administering Claims under this Deed, section 544 and Subdivisions A, B, C, D and E (other than sections 563B and 564) of Division 6 of Part 5.6 of the Corporations Act, and Corporations Regulations 5.6.37 and 5.6.39 to 5.6.72 (inclusive, and other than Corporations Regulations 5.6.43A, 5.6.54 and 5.6.70A) are incorporated into this Deed and apply to Claims under this Deed, as if they were fully set out herein and as if:

(i)	references to the liquidator were references to the Administrators;

(ii)	references to winding up were references to the operation and performance of this Deed;

(iii)	references to creditor were references to Creditor (as defined in this Deed); and

(iv)	references to the court were references to Court as defined in this Deed.

(c)	If there is any inconsistency between the provisions incorporated into this Deed by virtue of this clause and the provisions of this Deed, the latter prevails to the extent permitted by law.

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2            Preliminary matters

2.1         Purpose and objects of this Deed

This Deed is to provide for the business, property, and affairs of the Company to be administered in a way that:

(a)	Complies with the requirements of the Corporations Act and Corporations Regulations;

(b)	Aims to achieve a greater return to Admitted Creditors than the return that would likely be available to them in the event the Company was put into liquidation (if any);

(c)	Is consistent with and assists in the a restructure of the business of CBDE, including the planned injection of capital into that company, to allow the Company to remain in business;

(d)	Provides for a return to the Company’s employees of the amount they would otherwise be entitled to under the FEG Scheme;

(e)	Allows the majority of the Company’s workforce to retain their employment;

(f)	Offers Admitted Creditors an equity stake in the restructured CBDE;

(g)	Meets the Company’s debt to WFF and releases the security held by WFF over the Company’s Assets; and

(h)
Provides for the Administrators to run the business of the Company on the terms set out in this Deed for an Interim Management Period and thereafter for a trust to be created pursuant to the Trust Deed or else for the business of the Company to be operated under licence by a nominee of BlueNRGY acceptable to the Administrators

2.2         Commencement and term

(a)
Except for clause 3 of this Deed, which takes effect immediately upon the signing of this Deed, the balance of this Deed takes effect on the Commencement Date and continues until the Termination Date, unless terminated earlier.

(b)	The following are conditions precedent to this Deed taking effect:

(i)	The CBDE DOCA taking effect; and

(ii)
Prior to the date on which this Deed is fully effectuated, BlueNRGY will give the Administrators written notice of the employees of the Company they require to be terminated and the Administrators must terminate those employees.

(c)	The conditions precedent set out in sub-clause (b) are for the benefit of BlueNRGY and may only be waived by BlueNRGY. Such waiver must be in writing sent to all of the parties to this Deed.

2.3         Binding nature of this Deed

This Deed binds:

(a)	The Parties;

(b)	In accordance with section 444D of the Corporations Act, the Creditors;

(c)	In accordance with section 444G of the Corporations Act, the Company, the Administrators, and the Members and Officers of the Company; and

(d)	By virtue of clause 10.1(a)(iii), WFF and WHSP;

     except that:

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(e)	Unless expressly stated to the contrary, this Deed does not bind any secured creditor of the Company without such secured creditor’s express agreement; and

(f)
This Deed does not limit the entitlement of any Creditor that has the benefit of any bond , bank guarantee or similar instrument as security for any claim it may have against the Company to call upon that bond, bank guarantee or other instrument in accordance with its terms.

3            Continuation and management of the business of the Company

3.1         Interim Management Period

(a)	Commencing on the date of this Deed and ending on the Closing Date (Interim Management Period) the Administrators:

(i)	will have control of the Company and will be responsible for the management of the business and affairs of the Company; and

(ii)	for the purpose of sub-clause (a)(i), will continue to have the powers and duties they had as administrators of the Company prior to entry into this Deed.

(b)	The Administrators will have no obligations under clause 3.1(a) if:

(i)	they do not have recourse to sufficient funding to meet their remuneration, costs and disbursements associated with such obligations; and

(ii)	BlueNRGY has not made such funds available to the Administrators, following a request to BlueNRGY that it do so.

(c)
On or before the date of this Deed, BlueNRGY must pay to the Administrators as an advance on the Capital Funds expected to be raised from the Capital Raising under the CBDE DOCA, the sum of AU$32,651 (Initial Advance) to cover the costs of the Interim Management Period as provided in this clause up until 31 December 2014. To the extent that further advance on the Capital Funds is required by the Administrators in respect of the costs of that part of the Interim Management Period falling after 31 December 2014, BlueNRGY agrees to meet with the Administrators on a weekly basis commencing on 29 December 2014 in good faith to discuss and if possible reach agreement in respect of the provision of additional week-by-week funding by BlueNRGY in respect of the costs of that part of the Interim Management Period falling after 31 December 2014, which additional funding shall be considered part of the Interim Advance for the purposes of this Deed. If an agreement cannot be reached in respect of the costs of any part of the Interim Management Period falling after 31December 2014, the Administrators shall not have any obligations under clause 3.1(a) of this Deed nor have any obligation to incur any liabilities in the operation of the Company.

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(d)	The Administrators must, during the Interim Management Period, treat the Initial Advance as part of the Deed Fund, and must apply the Initial Advance to pay:

(i)
Up to AU$2,000 in respect of the costs of convening the meeting of Creditors referred to in clause 13 of this Deed. For the avoidance of doubt, the parties acknowledge that this clause does not in any way limit the ability of the Administrators’ to claim their remuneration, costs and disbursements from other sources;

(ii)	The Administrators’ remuneration, costs, and disbursements in connection with carrying out their role during the Interim Management Period; and

(iii)
All debts and liabilities incurred during, or referrable to, the Interim Management Period for goods bought, services rendered or property hired or leased, by the Company or by the Administrators on behalf of the Company, including employee salaries and on costs arising out of the operation of the Assets and (to the extent they continue to be operated) the Excluded Assets, and the Administrators are entitled to be indemnified out of the Initial Advance for those amounts, that indemnity being subject to clause 6.5(d) of this Deed.

(e)
Notwithstanding any other provision of this Deed, and to avoid doubt, the Administrators may have access to and apply the Initial Advance during the Interim Management Period in accordance with this clause even if the remaining provisions of this Deed have not come into effect.

(f)
In return for providing the Initial Advance as funding to operate the business of the Company during the Interim Management Period, BlueNRGY is entitled to all revenue and debtors (or receivables) generated from the operation of the Assets and from the operation of the Excluded Assets received or receivable in respect of or referrable to the Interim Management Period, including any recovery of the Company’s debtors from service rendered during the Interim Management Period.

(g)
The Administrators are entitled to all revenue and debtors (or receivables) generated from the operation of the Assets and from the operation of the Excluded Assets received or receivable in respect of, or referrable to, the period prior to Interim Management Period including any recovery of the Company’s debtors from service rendered prior the Interim Management Period.

3.2         Licence Agreement if Creditors’ Trust not created

In the event that the Creditors do not resolve to that the Company should enter into the Trust Deed as envisaged by clause 13 of this Deed, then:

(a)
On or before the Closing Date the Company, WHS, the Administrators, and a nominee of BlueNRGY acceptable to the Administrators all must enter into a licence agreement containing similar terms to those set out in the draft licence agreement attached to this Deed ; and

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(b)	In accordance with the terms of the Licence Agreement, responsibility for the continued operations and management of the business of the Company will pass to the licensee.

3.3         Administrators’ duties

(a)	Subject to having available funding, the Administrators must, from the date of this Deed and throughout the Arrangement Period, do all things reasonably necessary to preserve the Company’s Assets.

(b)
Without in any way limiting sub-clause (a), subject to having available funding, the Administrators must do all things reasonably necessary to ensure that before, during, and after the Arrangement Period:

(i)
The Company continues to have the use and benefit of all licences, agreements, and consents under which its businesses are operated including, without limitation, the global licence agreement that commenced in or about September 2013 by which the Company operates the Westinghouse Solar brand;

(ii)	The Company and the subsidiaries of the Company retain their rights in and under any contracts to which the Company or subsidiary is party;

(iii)
Except where disposed of in the ordinary course of trade, or to the extent they are Excluded Assets, the Company and its subsidiaries preserve all merchantable inventory stock and assets pertinent to the Company’s solar business; and

(iv)	The Company retains its rights in respect of any claims it may have against any parties, including claims or rights under insurance policies; and

(v)	If and to the extent that it is possible to reach a mutually acceptable arrangement with the relevant counter-parties, the Company retains the management contract for the Taralga Wind Farm project.

(c)
The Administrators and the Company must not, without the prior written consent of BlueNRGY, terminate the employment of any Employee other than an employee referred to in clause 2.2(b)(ii) of this Deed.

3.4         Termination of Executory Contracts

(a)
Prior to this Closing Date, BlueNRGY will give the Administrators written notice of the Excluded Executory Contracts. Upon receipt of such notice the Administrators to the extent they have actual knowledge of those Executory Contracts, will, to maximum extent permitted by law and the terms of those Executory Contracts, terminate all Executory Contracts other than the Excluded Executory Contracts.

(b)	For the avoidance of doubt:

(i)
nothing in this Deed creates an obligation on the Administrators to perform any Executory Contracts other than the Excluded Executory Contracts (and in that regard only to the extent of funds or assets available to do so);

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(ii)	the parties to this Deed acknowledge that:

(A)
the Administrators do not have funding available to perform the Executory Contracts other than the Excluded Executory Contracts (and in regard to the Excluded Executory Contracts only to the extent of funds or assets available to do so); and

(B)	the Company cannot perform the Executory Contracts other than the Excluded Executory Contracts in the absence of sufficient funding to do so.

4            Restructuring

4.1         Capital Raising

(a)	CBDE, and BlueNRGY on behalf of the Company, agree to use best efforts to raise the Capital Funds in accordance with the terms of the CBDE DOCA.

(b)	The Administrators and the Company must apply the Capital Funds achieved through the Capital Raising as follows:

(i)	$390,000 is to be paid into the Deed Fund; and

(ii)	US$610,000 is to be paid into the Deed Fund under the CBDE DOCA in accordance with the terms of that deed.

4.2         Events on Closing Date

(a)	On the Closing Date:

(i)	If the Trust Deed has not been entered into, a Licence Agreement for the continued operation of the business of the Company must be entered into in accordance with clause 3.2 of this Deed;

(ii)
That portion of the Capital Funds specified as forming part of the Deed Fund must be paid into the Deed Fund, together with so much of the Interim Advance as has not been expended by the Administrators in accordance with clause 3.1(d) of this Deed;

(iii)
In accordance with the provisions of the CBDE DOCA, CBDE will issue to the Administrators to hold on trust for the Creditors subject to the provisions of this Deed and the CBDE DOCA, 38,123,652 shares in the Company; and

(iv)	To the extent that the Excluded Assets include entities, the Company must execute all documentation (such as share transfers) required to give effect to the terms of this Deed.

(b)
To the extent that CBDE would breach Chapter 6 of the Corporations Act by issuing shares under sub-clause (a) above, it will instead issue convertible notes to those parties that were to receive the relevant shares. The convertible notes will convert automatically to equity as and when and to the extent that on converting the relevant party would not be in breach of Chapter 6 of the Corporations Act.

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(c)	The Parties agree to do all things reasonably necessary to ensure that the things set out in sub-clause (a) above can be done on the Closing Date.

5            Moratorium and Release

5.1         Moratorium on Creditor Claims

From the date of this Deed until this Deed is terminated, Creditors, and the owners and lessors of property used or occupied by the Company, must not:

(a)	Make or concur in an application for an order to wind up the Company;

(b)	Proceed with an application to wind up the Company made before this Deed became binding on such person;

(c)	Begin or continue any proceeding (including any arbitration) against the Company or in relation to any of its Property;

(d)	Begin or continue any Enforcement Process in relation to the Company’s Property;

(e)
Make or concur in an application, or continue any application, for the appointment of a receiver, receiver and manager, provisional liquidator, or court-appointed receiver of the Company or any of its Property;

(f)	Commence or take any additional step in any proceeding or any arbitration against the Company or to which the Company is a party; or

(g)	Exercise any right of set-off or cross claim against the Company which the person would not have been entitled to exercise had the Company been wound up upon the Commencement Date,

except, in the case only of paragraphs (c) and (d), with the leave of a Court and in accordance with such terms (if any) as a Court imposes.

5.2         Release by Creditors

(a)
As a consequence of the operation of this Deed, all Creditors accept their entitlements under this Deed in full satisfaction and complete discharge of any Claim that they have or claim to have had against the Company.

(b)
A Creditor must, if required by the Company or the Administrators, execute all such documents, written material, or otherwise, including forms or release, as the Company or the Administrators may require from time to time to give effect to the release in this clause.

(c)	All Creditors are barred from taking any further action with respect of any Claim that they have or claim to have had against the Company.

5.3         Moratorium regarding shares

(a)
Except as expressly provided by this Deed or the CBDE DOCA, during the Arrangement Period, a transfer of shares in the Company, or an alteration in the status of Members of the Company, shall be void except with the written consent of the Administrators or so far as the Court otherwise orders.

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(b)	The Administrators will not be liable for any loss or damage arising by reason of their refusal to give consent under clause 5.3(a) of this Deed.

6            Deed Administrators

6.1         Appointment

(a)	The Administrators are appointed the Deed Administrators of this Deed.

(b)
By their execution of this Deed, each of the Administrators consents to and accepts his appointment as Deed Administrator, and agrees to act as such during the Arrangement Period or until removal from office in accordance with this Deed.

(c)
This appointment is joint and several such that the functions and powers of the Deed Administrators may be performed or exercised by any one of them or both of them together, and the rights, benefits and obligations under this Deed are conferred or imposed on them jointly and severally.

(d)
The Administrators’ appointment as Deed Administrators shall begin on the Commencement Date and continue until the Termination Date or until their retirement or removal from the office of Deed Administrator.

(e)	In exercising the powers conferred by this Deed and carrying out the duties arising under this Deed, the Administrators will act as agents for and on behalf of the Company.

6.2         Responsibilities and powers

(a)	The Administrators have the powers, functions, and duties conferred under this Deed and the Corporations Act.

(b)	During the Arrangement Period, the Administrators will be responsible for the supervision and administration of this Deed.

(c)	Without limiting the generality of sub-clause (a), the Administrators will have all of the powers set out in Schedule 8A of the Corporations Regulations.

6.3         Remuneration and reimbursement from Deed Fund

(a)
The Administrators will be remunerated by the Company in accordance with this Deed in respect of the Administrators Costs and Deed Administrators’ Costs, and will be reimbursed by the Company in respect of the Administrators’ Disbursements and Deed Administrators’ Disbursements.

(b)
The Administrators will be entitled to draw from the Deed Fund in accordance with clause 8.3(a) to meet the Administrators’ Costs, the Administrators’ Disbursements, the Deed Administrators’ Costs and the Deed Administrators’ Disbursements.

(c)
The Administrators may employ staff to assist them in the performance or exercise of their duties, obligations, responsibilities and powers under this Deed, and the remuneration of the Administrators, their employees and staff will be calculated in accordance with the rates of charge issued from time to time by the Administrators for work of that nature plus GST payable thereon, determined according to and as required by law.

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6.4         Limitation of liability

(a)
Subject to the Corporations Act, and to the extent permitted by law, in the performance of the Administrator’s functions and duties and the exercise of the Administrator’s powers under this Deed and in taking any step or failing to take any step relating, in any way, to this Deed, the Administrators will not be personally liable for any debt, liability or other obligation or for any loss or damage caused by any act or omission of the Company or the Administrator.

(b)
The Parties to this Deed release the Administrators personally from any debt, liability, or other obligation or for any loss or damage caused by any act or omission of the Company or the Administrator in accordance with, or otherwise arising from, the performance of any function in relation to this Deed.

6.5         Indemnity

(a)	Subject to sub-clause (d) to this clause, the Administrators are entitled to be indemnified out of the Deed Fund for:

(i)	The remuneration and reimbursement payable pursuant to clause 6.3 of this Deed; and

(ii)
The liabilities and debts incurred or paid by the Administrators in the performance or exercise of any of the Administrators’ powers, rights, and functions as Deed Administrators, which were properly incurred during the Arrangement Period.

(b)
The indemnity in this clause will take effect on and from the Commencement Date and is without limitation as to time and will continue for the benefit of the Administrators’ legal personal representatives despite the removal of the Administrators or any of them and the appointment of a new Deed Administrator of this Deed or the termination of this Deed for any reason whatsoever.

(c)	The indemnity in this clause will not:

(i)
be affected, limited or prejudiced in any way by any irregularity, defect or invalidity in the appointment of the Deed Administrators and extends to all actions, suits, proceedings, accounts, liabilities, claims and demands arising in any way out of any defect in the appointment of the Deed Administrators, the approval and execution of this Deed or otherwise; or

(ii)
affect or prejudice any right that the Administrators may have against the Company or any other person to be indemnified for the costs, charges, expenses and liabilities incurred by the Administrators in connection with the exercise or performance of any of the powers or authorities conferred on the Administrators by this Deed or otherwise.

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(d)
The Administrators shall not be entitled to an indemnity in respect of any particular liabilities or demands if the Administrators, or any partner, employee, authorised agent or delegate of the Administrators, acts dishonestly, negligently, or in breach of trust or duty in relation to the act or omission in issue, including an act or omission in respect of which this indemnity would not be allowed by reason of section 199A or 199B of the Corporations Act.

7            Deed Fund

7.1         Constitution of the Deed Fund

(a)	The Administrators must establish the Deed Fund as soon as practicable after the Commencement Date.

(b)	The Administrators must hold all amounts in the Deed Fund for use or distribution in accordance with the terms of this Deed.

(c)	The Deed Fund will comprise:

(i)	the Capital Funds referred to in clause 4.1(b)(i) of this Deed;

(ii)	so much of the Initial Advance not expended during or in respect of the Interim Management Period; and

(iii)	the Excluded Assets.

(d)	To avoid doubt, the Assets of the Company do not and will not form part of the Deed Fund.

(e)
If funds from the Capital Raising are received in United States Dollars, the Administrators may, in their absolute discretion, maintain any funds held by them in United States Dollars or convert all or part of those funds to Australian Dollars at any time.

(f)	The Administrators will not be liable for any loss or damage arising by reason of converting all or part of the Deed Fund from United States Dollars to Australian Dollars.

8            Distribution of Deed Fund

8.1         Proof and adjudication of Claims

(a)
The Administrators must call for formal proofs of debt in support of any Claims from Creditors pursuant to those parts of the Corporations Act and Corporations Regulations incorporated into this Deed for the purpose of deciding whether to admit that Claim pursuant to this Deed.

(b)	In calling for formal proofs of debt, the Administrators must specify a date no later than 31 March 2015 by which those proofs of debt are to be lodged with the Administrators.

(c)	Only Claims that were capable of being admitted to proof under this Deed may be accepted as admitted Claims.

(d)	Interest shall not accrue or be payable on any Claim from the Appointment Date.

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(e)	Only Admitted Creditors are entitled to participate in any dividend from the Deed Fund and to a share in the Creditor Share Pool.

(f)	The rights of the Admitted Creditors are limited to a share in the Deed Fund and in the Creditor Share Pool in accordance with the terms of this Deed.

82          Abandonment and release of Claims

Despite anything contained in the Corporations Act or Corporations Regulations to the contrary, a Creditor will have abandoned and released, and will be taken for all purposes to have abandoned and released, all Claims and all other entitlements (if any) on the Deed Fund and to a share in the Creditor Share Pool if:

(a)	a proof of debt for that Claim has not been lodged with the Administrators within the time that the Administrators allow for lodgement of such proofs of debts in their call; or

(b)	that Claim has been rejected by the Administrators (including as a result of any Court application).

8.3         Distribution of dividends

(a)	The Administrators will distribute the Deed Fund by distributing one or more dividends as soon as practicable in the following order of priority:

(i)
First, subject to clause 6.3 and 6.5, to the Administrators in satisfaction of the Administrators’ Costs, the Administrators’ Disbursements, the Deed Administrators’ Costs, the Deed Administrators’ Disbursements, and any indemnity to which the Administrators are entitled pursuant to this Deed;

(ii)
Next, to the Employees in payment of the amounts to which they would be entitled pursuant to sections 556, 560, and 561 of the Corporations Act if the Company was in liquidation, but limited to the amount that would be recoverable by the Employees in respect of their Claim were it made under the FEG Scheme, including to any entity entitled to repayment of any advances made for the Company to make priority payments in relation to employees pursuant to section 560 of the Corporations Act;

(iii)	Next, pari-passu to the Admitted Creditors with respect to admitted Claims; and

(iv)	Next, in the event of any surplus remaining after all Admitted Creditors have been paid 100 cents in the dollar (excluding interest) with respect to admitted Claims, to the Company.

(b)
The Administrators must use reasonable endeavours, consistent with this Deed and their obligations under the Corporations Act, to complete the adjudication of proofs of debt, to distribute the Deed Fund, and to transfer the Creditor Share Pool to Admitted Creditors by 30 May 2015.

(c)	Notwithstanding any other provision of this Deed, the Administrators need not make a payment of a dividend unless they hold funds in the Deed Fund.

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(d)
If the cost of paying a dividend to an Admitted Creditor would exceed the amount to be distributed to that Admitted Creditor or would otherwise be impractical in the reasonable opinion of the Administrators, the Administrators are not required to pay that dividend and must instead distribute that amount to the remaining Admitted Creditors pursuant to this clause.

(e)
In the event that the Administrators are unable to locate an person entitled to a distribution under this clause, or if payment is not accepted, is rejected, or is not accepted within a reasonable period of time, then the Trustees may, in their discretion, stop the payment and distribute the amount of the distribution to the remaining persons so entitled under this clause.

8.4         Section 444DB Statement

(a)	Notwithstanding anything to the contrary in this Deed:

(i)	If the whole of a Claim by way of a Superannuation Contribution:

(A)	is a Claim by way of Superannuation Guarantee Charge that:

(I)	has been paid; or

(II)	otherwise is, or would be, admissible to proof; and

(B)	the Administrators are satisfied that the Superannuation Guarantee Charge is attributable to the whole of the Claim,

then the whole of such Claim is not admissible to proof.

(ii)	If the Administrators determine, under paragraph (i), that the whole of a Claim is not admissible to proof, the whole of the Claim is nonetheless extinguished upon termination of this Deed.

(iii)	If a particular part of a Claim by way of a Superannuation Contribution:

(A)	is a Claim by way of Superannuation Guarantee Charge that:

(I)	has been paid; or

(II)	otherwise is, or would be, admissible to proof; and

(B)	the Administrators are satisfied that the Superannuation Guarantee Charge is attributable to that part of the Claim,

then the Administrators must determine that such part of the Claim is not admissible to proof.

(iv)	If the Administrators determine, under paragraph (iii), that a part of a Claim is not admissible to proof, that part of the Claim is nonetheless extinguished upon termination of this Deed.

(b)	To the extent of any inconsistency between this clause and any other provision of this Deed, this clause shall prevail.

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9            Share transfers to Admitted Creditors

9.1         Creditor Share Pool

(a)	Of the shares referred to in clause 4.2(a)(iii) of this Deed, 10% of those shares are to be held by the Administrators on trust for the Creditors.

(b)	To avoid doubt, WFF is not entitled to a share of the Creditor Share Pool but instead will take a shareholding in the Company pursuant to clause the terms of the CBDE DOCA.

(c)
The Administrators must transfer full legal and beneficial ownership of the shares in the Company referred to in sub-clause (a) to the Admitted Creditors in the same proportion as each Admitted Creditor’s pari-passu entitlement in the Deed Fund under this Deed.

(d)
In the event that an Admitted Creditor can satisfy the Administrators that the Admitted Creditor is unable to accept a transfer of the full legal and beneficial ownership of shares to which it is entitled under this clause, then subject to all applicable laws the Administrators must attempt to liquidate the relevant shares on the market and after payment of all associated costs must remit the net proceeds of the sale of the shares to the relevant Admitted Creditor.

(e)
In the event that an Admitted Creditor is able but unwilling to accept a transfer of the full legal and beneficial ownership of shares to which it is entitled under this clause, or in the event that the Administrators are not able to dispose of shares on the market pursuant to sub-clause (c) within twelve months, then subject to the consent of the relevant Creditor those shares will return to the Creditor Share Pool for distribution to those Admitted Creditors who did accept shares.

10          Secured Creditor

10.1      Wind Farm Financing Pty Ltd

(a)	In return for the consideration granted to them by CBDE under the CBDE DOCA, WFF and WHSP agree:

(i)	that they accept that consideration in full satisfaction and complete discharge of any Claim that they have or claim to have had against the Company;

(ii)	to forthwith release all security they holds over any of the Assets;

(iii)	to be bound by this Deed; and

(iv)	to forever waive any entitlement to participate in the Deed Fund or the Creditor Share Pool.

11          Meetings

11.1       Meetings

The Administrators may at any time convene a meeting of Admitted Creditors and, except to the extent that they are excluded, modified by, or inconsistent with the terms of this Deed, regulations 5.6.12 to 5.6.36A of the Corporations Regulations will apply, with all necessary modifications, to meetings of the Creditors as if the reference to “liquidator” or “provisional liquidator”, “chairperson” or “trustee” were references to the Administrators.

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12          Variation of this Deed

12.1      Variation by Creditors

In addition to clause 13, this Deed may be varied with the consent of the Administrators by resolution passed at a meeting of the Creditors convened under section 445F of the Act, as modified by any orders of the Court, but only if the variation is not materially different from a proposed variation set out in the notice of that meeting.

12.2      Consent of interested parties

A variation of this Deed that directly or indirectly impacts upon BlueNRGY may only be made with the written consent of BlueNRGY.

13          Proposed variation of this Deed to provide for a Trust Deed and Trust Fund

The Administrators must convene a meeting of Creditors under section 445F of the Act to be held on or before 7 January 2015 for the purposes of passing a resolution to vary this Deed to provide as follows:

(a)	That on the Closing Date:

(i)	the Company and the Administrators shall enter into the Trust Deed;

(ii)	the Deed Fund shall be transferred to the Trust Fund; and

(iii)	the Creditor Share Pool shall be held on trust in accordance with the terms of Trust Deed;

(b)	To vary clauses 5, 6, 8, and 9 of this Deed to the extent required to accommodate the creation and operation of the trusts established pursuant to Trust Deed; and

(c)	To vary clause 14 to provide that upon the occurrence of the events set out in sub-clauses (a) to (c) above this Deed will be fully effectuated and complete.

14          Completion and termination of this deed

14.1       Completion

This Deed will be completed immediately when:

(a)	the Trust Deed is entered into and the Deed Fund and Creditor Share Pool are transferred to the Trust Fund and the Administrators have issued an Effectuation Notice; or

(b)
otherwise, when all of the Deed Fund and the shares in the Creditor Share Pool have been distributed in accordance with the provisions of this Deed and the Administrators have issued an Effectuation Notice.

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14.2       Termination

This Deed will immediately terminate upon the earliest of:

(a)	Completion: Completion of the Deed pursuant to clause 14.1;

(b)	Failure to Complete: 1 January 2017, if the Deed is not completed pursuant to clause 14.1 by that date;

(c)	Court order: A court making an order in accordance with section 445D of the Corporations Act; or

(d)
Resolution of Admitted Creditors: The Admitted Creditors passing a resolution terminating this Deed at a meeting of Admitted Creditors convened in accordance with the provisions of clause 14.3 of this Deed.

14.3       Meeting of Admitted Creditors

(a)
Subject to sections 445A, 445E ,and 445F of the Corporations Act and clause 12 of this Deed, and any Court orders modifying the operation of those sections of the Corporations Act, the Administrators must convene a meeting of the Admitted Creditors to consider a resolution to terminate or vary this Deed if at any time prior to completion of this Deed the Administrators determine or a Court orders that:

(i)	The terms of this Deed cannot be fulfilled; or

(ii)	There is some other good reason why this Deed ought to be terminated.

(b)
Upon a meeting being convened pursuant to sub-clause (a), the Administrators must send to each Admitted Creditor prior to that meeting a report as to the state of the affairs of the Company accompanied by such financial statements as the Administrators think fit. Any such report must include a statement:

(i)	Explaining the circumstances that have caused the Administrators to convene the meeting; and

(ii)	That this Deed will be terminated if the Admitted Creditors so resolve.

14.4       Effect of termination

(a)	The termination or avoidance, in whole or in part, of this Deed does not affect the previous operation of this Deed.

(b)	If this Deed is terminated under clause 14.2(a), the Company will cease to be subject to this Deed and control of the Company will revert to the Directors.

(c)
If this Deed is terminated otherwise than under clause 14.2(a), then section 445A of the Corporations Act is taken to apply and the Company is taken to have passed a special resolution under section 491 of the Corporations Act that the Company be wound up voluntarily, and, notwithstanding sub-clause (a) above, part 5 of this Deed shall have no operation.

(d)	The obligations of all of the parties to this Deed are deemed to be satisfied if the parties have complied with their obligations under the Deed to the satisfaction of the Administrators.

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(e)
Within the period ending five years after the date on which the Administrators lodge the Effectuation Notice, the Company must provide the Administrators with reasonable access to the Company’s books and records for the purpose of the Administrators fulfilling any reporting obligations imposed upon them.

15          General provisions

15.1       Counterparts

(a)	This document may be executed and exchanged in counterparts.

(b)	This document is not binding upon a party until all executed counterparts have been exchanged.

(c)
Delivery of a counterpart of this document by email attachment or fax constitutes an effective mode of delivery. The party effecting exchange by email attachment or facsimile must deliver the original executed counterpart document as soon as is practicable after the time of exchange.

15.2       Further assurances

Each party must promptly execute all documents and do all other things reasonably necessary or desirable to give effect to the arrangements recorded in this Deed.

15.3       Governing law and jurisdiction

(a)	The laws applicable in New South Wales govern this Deed.

(b)	The parties submit to the non-exclusive jurisdiction of the courts of New South Wales and the Commonwealth of Australia and any courts competent to hear appeals from those courts.

15.4       Inconsistency

(a)
If there is any inconsistency between the provisions of this Deed and the Corporations Act or Corporations Regulations, then the provisions of this Deed will prevail to the extent of that inconsistency and to the extent permitted by law.

(b)
If there is any inconsistency between the provisions of this Deed and the constitution of the Company or any other obligations binding on the Company, then the provisions of this Deed will prevail to the extent of the inconsistency.

15.5       Severance

Notwithstanding anything contained in any provision of this Deed, if any such provision shall be held or found to be void, invalid, or otherwise unenforceable, such provision shall be deemed to be severed from this Deed to the extent only that it is void, invalid, or unenforceable, but the remainder of any such provision and this Deed shall remain in full force and effect.

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Schedule 1	Dictionary

1	Dictionary

1.1	In this Deed, unless the context indicates a contrary intention:

Administrators’ Costs means the remuneration and costs incurred by the Administrators and their staff in respect of acting as voluntary administrators from the Appointment Date to the Commencement Date calculated in accordance with the rates of charge issued from time to time by the Administrators, plus any GST payable thereon, as approved by Creditors.

Administrators’ Disbursements means all incidental costs and disbursements incurred by the Administrators from the Appointment Date to the Commencement Date in connection with the preparation and subsequent implementation of this Deed and the performance of the Administrators’ duties, plus any GST payable thereon.

Admitted Creditor means a Creditor whose Claim has been admitted by the Administrators.

Appointment Date means 14 November 2014.

Arrangement Period means the period commencing on the Commencement Date and ending on the Termination Date.

Assets means all property of the Company as at the Commencement Date, whether or not identified or otherwise known to the Administrators as at that date, including, to avoid doubt, all of the Company’s interest in its Associated Entities and the Property, but excluding the Excluded Assets.

Capital Funds means the funds realised by the Capital Raising provided for in the CBDE DOCA.

Capital Raising means the capital raising provided for in the CBDE DOCA.

CBDE DOCA means the Deed of Company Arrangement of CBD Energy Limited (Administrators Appointed) entered into pursuant to a resolution of creditors of that company on 19 December 2014, as varied from time to time.

Claim means a debt payable by, or a claim against, the Company, whether present or future, certain or contingent, ascertained or sounding only in damages or by way of fine or penalty, being a debt or claim that arose before the Appointment Date or out of events or circumstances which occurred before the Appointment Date, and irrespective of whether the debt or claim arose by virtue of contract, at law, by statute, in equity, or otherwise , including any claim in respect of an Terminated Executory Contract.

Closing Date means the date of the Closing Date under the CBDE DOCA.

Commencement Date means the date on which the last of the conditions precedent set out in clause 2.2(b) of this Deed is satisfied, unless waived by BlueNRGY.

Corporations Act means the Corporations Act 2001 (Cth).

Corporations Regulations means the Corporations Regulations 2001 (Cth).

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Court means any court having jurisdiction to hear and determine matters under the Corporations Act in New South Wales.

Creditor means a person who has a Claim against the Company which remains unpaid or unsatisfied, including employees of the Company.

Creditor Share Pool means the shares in the Company available for distribution to Creditors pursuant to clause 9.1.

Deed Administrator means a deed administrator of this Deed appointed under this Deed.

Deed Administrators’ Costs means the remuneration and costs to which the Deed Administrators are entitled pursuant to the terms of this Deed incurred by the Deed Administrators and their staff in respect of acting as Deed Administrators during the Arrangement Period in accordance with its terms, calculated in accordance with the rates of charge issued from time to time by the Administrators, plus any GST payable thereon.

Deed Administrators’ Disbursements means all incidental costs and disbursements incurred by the Deed Administrators from the Appointment Date to the Commencement Date until termination of this Deed in accordance with its terms in connection with the performance of their duties under this Deed, plus any GST payable thereon.

Deed Fund means the fund established pursuant to this Deed and the aggregate of the amounts paid into that fund pursuant to the terms of this Deed.

Deed means this Deed of Company Arrangement.

Effectuation Notice means a notice issued by the Deed Administrators in accordance with section 445FA(1) of the Corporations Act.

Employees means the employees of the Company.

Excluded Assets means:

(a)	the Company’s cash at bank, excluding any cash at bank resulting from the Initial Advance (which forms part of the Deed Fund);

(b)	the settlement payment due to the Company pursuant to the settlement agreed between KI Solar Pty Ltd and Hydro Tasmania;

(c)	subject to sub-paragraph (h) below, the amounts referred to in clause 3.1(g);

(d)	the solar plant manufacturing equipment owned by by Eco-kinetics Group Pty Ltd (or any of its subsidiaries);

(e)	realisations from listed equities held by the Company on the Appointment Date;

(f)	dividends received by the Company from the liquidation of its subsidiaries; and

(g)	the Taralga Wind Farm joint venture.

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Excluded Executory Contract means an Executory Contract which is subject to the notice by BlueNRGY to the Administrators referred to in clause 3.4(a)

Executory Contract means any contract to which the Company is party with a term extending more than 60 days after the date of this Deed and that obliges the Company to make a future payment or to procure goods or services for such payment.

FEG Scheme means the scheme for the payment of certain employee entitlements established pursuant to the Fair Entitlement Guarantee Act 2012 (Cth).

Interim Management Period means the period commencing on the date of this Deed and ending on the Closing Date referred to in 3.1.

Initial Advance means the sum referred to in clause 3.1(b).

Licence Agreement means the Licence Agreement entered into in accordance with clause 3.2(a).

Parties means the parties listed under that heading in this Deed.

Property means a legal or equitable estate or interest in property of any description, and includes property used or occupied by, or in the possession of, the Company.

Termination Date means the date defined in clause 14.1.

Terminated Executory Contract means an Executory Contract terminated by the Administrators in accordance with clause 3.4(a) and an Executory Contract that is not performed by the Company.

Trust Deed means the proposed deed pursuant to which the Trustees will be obliged to hold the Trust Fund on certain trusts for Admitted Creditors.

Trust Fund means the trust fund declared pursuant to the terms of the Trust Deed.

Trustees means the trustees under the Trust Deed.

2	Rules of interpretation

In this Deed, unless context indicates a contrary intention:

(a)	(documents) a reference to this or another document includes any document which varies, supplements, replaces, assigns or novates this Deed or that other document.

(b)	(references) a reference to a party, clause, paragraph, schedule or annexure is a reference to a party, clause, paragraph, schedule or annexure to or of this Deed.

(c)	(headings) clause headings and the table of contents are inserted for convenience only and do not affect interpretation of this .

(d)
(person) a reference to a person includes a natural person, corporation, statutory corporation, partnership, the Crown and any other organisation or legal entity and their personal representatives, successors, substitutes (including persons taking by novation) and permitted assigns.

(e)
(party) a reference to a party to a document includes that party’s personal representatives, executors, administrators, successors, substitutes (including persons taking by novation) and permitted assigns.

(f)	(president, CEO or managing director) the president, CEO or managing director of a body or Authority means any person acting in that capacity.

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(g)	(rights and obligations) a reference to a right or obligation of a party is a reference to a right or obligation of that party under this Deed.

(h)	(requirements) a requirement to do any thing includes a requirement to cause that thing to be done, and a requirement not to do any thing includes a requirement to prevent that thing being done.

(i)	(including) including and includes are not words of limitation, and a list of examples is not limited to those items or to items of a similar kind.

(j)	(corresponding meanings) a word that is derived from a defined word has a corresponding meaning.

(k)	(singular) the singular includes the plural and vice-versa.

(l)	(gender) words importing one gender include all other genders.

(m)
(parts) a reference to one or more things includes each part and all parts of that thing or group of things but nothing in this clause implies that part performance of an obligation constitutes performance of that obligation.

(n)	(rules of construction) neither this nor any part of it is to be construed against a party on the basis that the party or its lawyers were responsible for its drafting.

(o)	(legislation) a reference to any legislation or provision of legislation includes all amendments, consolidations or replacements and all regulations or instruments issued under it.

(p)
(time and date) a reference to a time or date in connection with the performance of an obligation by a party is a reference to the time and date in Sydney, New South Wales, Australia, even if the obligation is to be performed elsewhere.

(q)	(joint and several) an agreement, representation, covenant, right or obligation:

(i)	in favour of two or more persons is for the benefit of them jointly and severally; and

(ii)	on the part of two or more persons binds them jointly and severally.

(r)
(writing) a reference to a notice, consent, request, approval or other communication under this Deed or an agreement between the parties means a written notice, request, consent, approval or agreement.

(s)
(replacement bodies) a reference to a body (including an institute, association or Authority) which ceases to exist or whose powers or functions are transferred to another body is a reference to the body which replaces it or which substantially succeeds to its power or functions.

(t)	(United States currency) a reference to dollars or $ is to United States currency.

(u)	(month) a reference to a month is a reference to a calendar month.

(v)	(year) a reference to a year is a reference to twelve consecutive calendar months.

(w)
(GST) words defined in the A New Tax System (Goods and Services Tax) Act 1999 (Cth) have the same meaning in clauses about GST, and references to GST extend to any notional liability of any person for GST and to any amount which is treated as GST under the A New Tax System (Goods and Services Tax) Act 1999 (Cth), and references to an input tax credit extend to any notional input tax credit to which any person is entitled.

(x)
(GST group) if a person is a member of a GST group, references to GST for which the person is liable and to input tax credits to which the person is entitled include GST for which the representative member of the GST group is liable and input tax credits to which the representative member is entitled.

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Schedule 2	Creditors’ Trust

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EXECUTED AS A DEED

Signed for Westinghouse Solar Pty Limited ACN 163 078 699 (Administrators Appointed) by its administrator in the presence of:	) ) ) ) )

Signature of Witness		Signature of Administrator

Print name of Witness		Print name of Administrator

Signed by Trevor Pogroske in the presence of:	) ) )

Signature of Witness		Signature of Trevor Pogroske

Print name of Witness

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Signed by Said Jahani in the presence of:	) ) )

Signature of Witness		Signature of Said Jahani

Print name of Witness

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Signed by the authorised representative for BlueNRGY LLC who warrants that they are duly authorised to execute this document on behalf of BlueNRGY LLC in the presence of:	) ) ) )

Signature of Witness		Signature of Authorised Representative

Print name of Witness		Print name of Authorised Representative

Role of Authorised Representative

Signed for CBD Energy Limited ACN 010 966 793 (Administrators Appointed) by its administrator in the presence of:	) ) ) ) )

Signature of Witness		Signature of Administrator

Print name of Witness		Print name of Administrator

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Executed by Wind Farm Financing Pty Ltd ACN 165 836 760 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

Signature of Director		Signature of Director/Secretary

Print name of Director		Print name of Director/Secretary

Executed by Washington H. Soul Pattinson and Company Ltd ACN 000 002 728 in accordance with section 127 of the Corporations Act 2001 (Cth) by:	) ) )

Signature of Director		Signature of Director/Secretary

Print name of Director		Print name of Director/Secretary